EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
February 22, 2022	fcooper@tollbrothers.com

Toll Brothers Reports FY 2022 1st Quarter Results

FORT WASHINGTON, PA, February 22, 2022 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its first quarter ended January 31, 2022.

FY 2022’s First Quarter Financial Highlights (Compared to FY 2021's First Quarter):
•Net income and earnings per share were $151.9 million and $1.24 per share diluted, compared to net income of $96.5 million and $0.76 per share diluted in FY 2021’s first quarter.
•Pre-tax income was $200.8 million, compared to $127.4 million in FY 2021’s first quarter.
•Home sales revenues were $1.7 billion, up 20% compared to FY 2021’s first quarter; delivered homes were 1,929, up 9%.
•Net signed contract value was $3.0 billion, up 19% compared to FY 2021’s first quarter; contracted homes were 2,929, up 2%.
•Backlog value was $10.8 billion at first quarter end, up 45% compared to FY 2021’s first quarter; homes in backlog were 11,302, up 27%.
•Home sales gross margin was 23.6%, compared to FY 2021’s first quarter home sales gross margin of 20.5%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 25.6%, compared to FY 2021’s first quarter adjusted home sales gross margin of 22.9%.
•SG&A, as a percentage of home sales revenues, was 13.4%, compared to 14.9% in FY 2021’s first quarter.
•Income from operations was $175.1 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $29.9 million.
•The Company repurchased approximately 3.0 million shares at an average price of $61.65 per share for a total purchase price of approximately $185.8 million.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “Our first quarter results were solid. We signed 2,929 net contracts for approximately $3.0 billion, up 19% in dollars and 2% in units over last year’s extremely strong first quarter, when contracts were up 68% in dollars and 59% in units compared to FY 2020’s first quarter.
“This market is being propelled by strong demographics, the substantial imbalance between the tight supply of homes and continued pent-up demand, growing equity in existing homes, migration trends, and the greater appreciation for home. We believe these long-term tailwinds will continue to support demand for new homes well into the future. With our significant and well-located land holdings and our unique niche in the luxury market, we are well positioned for continued growth.
“Ongoing supply chain disruptions, labor shortages and municipal delays remain a challenge. In our first quarter, these issues were exacerbated as the Omicron wave peaked in January, resulting in fewer deliveries than expected. Despite these challenges, our net income and earnings per share rose 57% and 63%, respectively, on home sales revenue growth of 20% and an increase in our adjusted gross margin of 270 basis points versus one year ago. At the end of our first fiscal quarter, our backlog stood at a record $10.8 billion and 11,302 homes.
“Based on the good visibility that our backlog provides and the continued strength in the market, we are reaffirming all of our full year projections, including 20% growth in home sales revenues, an adjusted gross margin of approximately 27.5%, and a return on beginning equity of approximately 23%. In addition, we continue to expect to grow our community count by 10% by fiscal year end from the 340 communities we were operating at the end of FY 2021.”

Second Quarter and FY 2022 Financial Guidance:
	Second Quarter	Full Fiscal Year 2022
Deliveries	2,350 units	11,250 - 12,000 units
Average Delivered Price per Home	$865,000 - $885,000	$875,000 - $895,000
Adjusted Home Sales Gross Margin	25.5%	27.5%
SG&A, as a Percentage of Home Sales Revenues	11.9%	10.5%
Period-End Community Count	330	375
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$5 million	$100 million
Tax Rate	26.0%	25.8%

Financial Highlights for the three months ended January 31, 2022 and 2021 (unaudited):
	2022	2021
Net Income	$151.9 million, or $1.24 per share diluted	$96.5 million, or $0.76 per share diluted
Pre-Tax Income	$200.8 million	$127.4 million
Pre-Tax Inventory Impairments	$2.2 million	$1.3 million
Home Sales Revenues	$1.69 billion and 1,929 units	$1.41 billion and 1,777 units
Net Signed Contracts	$2.99 billion and 2,929 units	$2.51 billion and 2,874 units
Net Signed Contracts per Community	8.8 units	9.4 units
Quarter-End Backlog	$10.80 billion and 11,302 units	$7.47 billion and 8,888 units
Average Price per Home in Backlog	$956,000	$840,900
Home Sales Gross Margin	23.6%	20.5%
Adjusted Home Sales Gross Margin	25.6%	22.9%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.9%	2.4%
SG&A, as a percentage of Home Sales Revenues	13.4%	14.9%
Income from Operations	$175.1 million, or 9.8% of total revenues	$119.1 million, or 7.6% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$29.9 million	$49.2 million
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	4.8%	3.7%
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	1.4%	1.4%

Additional Information:
•The Company ended its FY 2022 first quarter with approximately $671.4 million in cash and cash equivalents, compared to $1.6 billion at FYE 2021 and $949.7 million at FY 2021’s first quarter end. At FY 2022 first quarter end, the Company also had $1.8 billion available under its $1.9 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2026.
•On January 21, 2022, the Company paid its quarterly dividend of $0.17 per share to shareholders of record at the close of business on January 7, 2022.
•Stockholders' Equity at the end of both the first quarter of FY 2022 and FY 2021 was $5.3 billion.
•FY 2022's first quarter-end book value per share was $44.73 per share, compared to $44.08 at FYE 2021.
•The Company ended its FY 2022 first quarter with a debt-to-capital ratio of 38.1%, compared to 40.2% at FY 2021’s fourth quarter end and 43.8% at FYE 2021's first quarter end. The Company ended FY 2022’s first quarter with a net debt-to-capital ratio(1) of 31.9%, compared to 25.1% at FY 2021’s fourth quarter end, and 35.8% at FYE 2021's first quarter end.
•The Company ended FY 2022’s first quarter with approximately 86,500 lots owned and optioned, compared to 80,900 one quarter earlier, and 67,700 one year earlier. Approximately 46% or 39,700, of these lots were owned, of which approximately 17,700 lots, including those in backlog, were substantially improved.
•In the first quarter of FY 2022, the Company spent approximately $415.6 million on land to purchase approximately 6,277 lots.
•The Company ended FY 2022’s first quarter with 325 selling communities, compared to 340 at FY 2021’s fourth quarter end and 309 at FY 2021’s first quarter end.
•The Company repurchased approximately 3.0 million shares of its common stock during the quarter at an average price of $61.65 per share for an aggregate purchase price of approximately $185.8 million.
•On November 15, 2021, the Company repaid all $410 million of outstanding principal amount of its 5.875% senior notes due in February 2022.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (EST) Wednesday, February 23, 2022, to discuss these results and its outlook for the remainder of FY 2022. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.

ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded 55 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers was named the World’s Most Admired Homebuilder in FORTUNE magazine’s 2022 survey of the World’s Most Admired Companies®, the seventh year it has been so honored. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
©2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Toll Brothers

FORWARD-LOOKING STATEMENTS
Information presented herein for the first quarter ended January 31, 2022 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and on our business; expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the ongoing effects of the Covid-19 pandemic, which remain highly uncertain, cannot be predicted and will depend upon future developments, including the duration of the pandemic, the impact of mitigation strategies taken by applicable government authorities, the continued availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;

•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2021 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	January 31, 2022	October 31, 2021
	(Unaudited)
ASSETS
Cash and cash equivalents	$671,365	$1,638,494
Inventory	8,584,427	7,915,884
Property, construction and office equipment, net	315,098	310,455
Receivables, prepaid expenses and other assets	743,368	738,078
Mortgage loans held for sale	137,210	247,211
Customer deposits held in escrow	106,884	88,627
Investments in unconsolidated entities	679,643	599,101
Income taxes receivable	45,884	—
	$11,283,879	$11,537,850

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,143,248	$1,011,534
Senior notes	1,994,544	2,403,989
Mortgage company loan facility	101,615	147,512
Customer deposits	732,254	636,379
Accounts payable	557,272	562,466
Accrued expenses	1,236,425	1,220,235
Income taxes payable	217,071	215,280
Total liabilities	5,982,429	6,197,395

Equity:
Stockholders’ Equity
Common stock	1,279	1,279
Additional paid-in capital	711,558	714,453
Retained earnings	5,100,841	4,969,839
Treasury stock, at cost	(563,618)	(391,656)
Accumulated other comprehensive income	5,811	1,109
Total stockholders' equity	5,255,871	5,295,024
Noncontrolling interest	45,579	45,431
Total equity	5,301,450	5,340,455
	$11,283,879	$11,537,850

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended January 31,
	2022		2021
	$	%	$	%
Revenues:
Home sales	$1,687,352		$1,410,704
Land sales and other	103,729		152,672
	1,791,081		1,563,376

Cost of revenues:
Home sales	1,289,527	76.4%	1,121,793	79.5%
Land sales and other	99,617	96.0%	111,734	73.2%
	1,389,144		1,233,527

Gross margin - home sales	397,825	23.6%	288,911	20.5%
Gross margin - land sales and other	4,112	4.0%	40,938	26.8%

Selling, general and administrative expenses	226,870	13.4%	210,739	14.9%
Income from operations	175,067		119,110

Other:
Income from unconsolidated entities	22,037		1,194
Other income - net	3,712		7,101
Income before income taxes	200,816		127,405
Income tax provision	48,912		30,906
Net income	$151,904		$96,499
Per share:
Basic earnings	$1.26		$0.77
Diluted earnings	$1.24		$0.76
Cash dividend declared	$0.17		$0.11
Weighted-average number of shares:
Basic	120,996		126,060
Diluted	122,858		127,562

Effective tax rate	24.4%		24.3%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended January 31,
	2022	2021
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$2,233	$167
Cost of home sales - operating communities	—	1,100
	$2,233	$1,267

Depreciation and amortization	$14,679	$16,876
Interest incurred	$31,279	$41,268
Interest expense:
Charged to home sales cost of sales	$32,437	$33,325
Charged to land sales and other cost of sales	3,409	1,838
	$35,846	$35,163

Home sites controlled:	January 31, 2022	January 31, 2021
Owned	39,723	36,430
Optioned	46,746	31,306
	86,469	67,736

Inventory at January 31, 2022 and October 31, 2021 consisted of the following (amounts in thousands):

	January 31, 2022	October 31, 2021
Land and land development costs	$2,474,652	$2,229,550
Construction in progress	5,335,427	4,973,609
Sample homes	243,064	265,402
Land deposits and costs of future development	531,284	447,323
	$8,584,427	$7,915,884

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended January 31,
	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
REVENUES
North	398	451	$315.4	$312.6	$792,400	$693,200
Mid-Atlantic	276	227	242.9	164.0	$880,000	$722,400
South	347	341	243.5	216.9	$701,800	$636,000
Mountain	603	525	462.3	378.0	$766,700	$720,000
Pacific	285	226	384.9	331.1	$1,350,700	$1,465,300
Traditional Home Building	1,909	1,770	1,649.0	1,402.6	$863,800	$792,500
City Living	20	7	39.8	7.8	$1,988,600	$1,113,400
Corporate and other			1.2	0.3
Total home sales	1,929	1,777	1,690.0	1,410.7	$874,700	$793,900
Land sales and other			103.7	152.7
Total consolidated			$1,793.7	$1,563.4

CONTRACTS
North	472	449	$415.9	$356.8	$881,200	$794,600
Mid-Atlantic	366	373	360.6	327.5	$985,300	$878,000
South	737	568	611.5	388.8	$829,700	$684,500
Mountain	799	978	758.0	751.8	$948,700	$768,700
Pacific	543	473	824.1	644.1	$1,517,600	$1,361,800
Traditional Home Building	2,917	2,841	2,970.1	2,469.0	$1,018,200	$869,100
City Living	12	33	22.9	39.0	$1,907,700	$1,181,800
Total consolidated	2,929	2,874	$2,993.0	$2,508.0	$1,021,800	$872,600

BACKLOG
North	1,798	1,904	$1,566.7	$1,413.5	$871,400	$742,400
Mid-Atlantic	1,143	1,136	1,122.5	934.0	$982,100	$822,100
South	2,860	1,715	2,333.4	1,210.4	$815,900	$705,800
Mountain	3,794	2,727	3,317.9	2,044.8	$874,500	$749,800
Pacific	1,702	1,291	2,452.9	1,700.7	$1,441,200	$1,317,400
Traditional Home Building	11,297	8,773	10,793.4	7,303.4	$955,400	$832,500
City Living	5	115	11.5	170.1	$2,293,400	$1,478,900
Total consolidated	11,302	8,888	$10,804.9	$7,473.5	$956,000	$840,900

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and twelve-month periods ended January 31, 2022 and 2021, and for backlog at January 31, 2022 and 2021 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
Three months ended January 31,
Revenues	7	5	$18.7	$11.2	$2,677,800	$2,235,100
Contracts	9	5	$25.9	$11.6	$2,880,800	$2,317,200

Backlog at January 31,	3	4	$10.4	$10.4	$3,460,700	$2,598,600

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended January 31,
		2022	2021
	Revenues - home sales	$1,687,352	$1,410,704
	Cost of revenues - home sales	1,289,527	1,121,793
	Home sales gross margin	397,825	288,911
Add:	Interest recognized in cost of revenues - home sales	32,437	33,325
	Inventory write-downs	2,233	1,267
	Adjusted home sales gross margin	$432,495	$323,503

	Home sales gross margin as a percentage of home sale revenues	23.6%	20.5%

	Adjusted home sales gross margin as a percentage of home sale revenues	25.6%	22.9%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected second quarter and full FY 2022 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the second quarter and full FY 2022. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our second quarter and full FY 2022 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		January 31, 2022	January 31, 2021	October 31, 2021
	Loans payable	$1,143,248	$971,504	$1,011,534
	Senior notes	1,994,544	2,652,162	2,403,989
	Mortgage company loan facility	101,615	112,619	147,512
	Total debt	3,239,407	3,736,285	3,563,035
	Total stockholders' equity	5,255,871	4,786,835	5,295,024
	Total capital	$8,495,278	$8,523,120	$8,858,059
	Ratio of debt-to-capital	38.1%	43.8%	40.2%

	Total debt	$3,239,407	$3,736,285	$3,563,035
Less:	Mortgage company loan facility	(101,615)	(112,619)	(147,512)
	Cash and cash equivalents	(671,365)	(949,696)	(1,638,494)
	Total net debt	2,466,427	2,673,970	1,777,029
	Total stockholders' equity	5,255,871	4,786,835	5,295,024
	Total net capital	$7,722,298	$7,460,805	$7,072,053
	Net debt-to-capital ratio	31.9%	35.8%	25.1%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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